Exhibit 10.2

FIRST FEDERAL FISCAL 2019 CASH INCENTIVE PLAN
PARTICIPATION AGREEMENT

Participant Name:     ______________________        Agreement Date: _______________

Participant Position:     ______________________

This participation agreement (“Agreement”) is between First Federal Savings and Loan Association of Port Angeles (“First Federal”) and the above-named Participant, pursuant to the First Federal Fiscal 2019 Cash Incentive Plan (the “Plan”), which is incorporated herein by reference. This Agreement sets forth the annual incentive targets, applicable weightings between corporate and team performance, corporate performance goals, corporate performance weightings, applicable team performance measures, goals and weightings, to determine the Participant’s cash incentive award under the Plan for the 12-month period beginning January 1, 2019 and ending December 31, 2019 (the “2019 Plan Year”):

1.	2019 Plan Year Annual Incentive Targets. For the 2019 Plan Year, the Annual Incentive Target applicable to the Participant are as follows:

2019 Annual Incentive Target
Position	Below Threshold	Threshold (50%)	Target (100%)	Stretch (150%)
	%	%	%	%

2.	2019 Plan Year Weighting of Corporate and Team Performance. For the 2019 Plan Year, the weighting of corporate and team performance measures applicable to the Participant are as follows:

Position	Corporate	Team
	%	%

3.	Corporate Performance Goals: For the 2019 Plan Year, the corporate performance goals are as follows:

2019 Performance Goals
Threshold	Target	Stretch
ROAA (%)%	%	%
Growth in Net Loans (%)%	%	%
Growth in Total Deposits %	%	%
NPAs/Assets (%)%	%	%
Operating Expenses/Avg. Assets (%)%	%	%

4.	Corporate Performance Weightings: For the 2019 Plan Year, the corporate performance weightings applicable to the Participant are as follows:

2019 Corporate Performance Weightings
Position	ROAA	Loan Growth	Deposit Growth	NPAs / Assets	Op. Exp. / Assets
	%	%	%	%	%

5.
Team Performance Measures: For the 2019 Plan Year, the following team performance measures are applicable to the Participant, based on the balance sheet categories produced in accordance with generally accepted accounting principles (with loans net of deferred fees and costs and purchased loan premiums and discounts):

[List as applicable for the position]

6.	Team Performance Goals: For the 2019 Plan Year, the team performance goals applicable to the Participant are as follows:

2019 Team Performance Goals			Performance Weighting
Threshold	Target	Stretch
Position

7.
Plan and Committee Decisions are Controlling. This Agreement and the cash awards that may be payable hereunder are subject in all respects to the provisions of the Plan, which are controlling. Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan. All decisions, determinations and interpretations by the Committee respecting the Plan and this Agreement shall be binding and conclusive upon the Participant, any beneficiary or the legal representative thereof.

8.
Participant’s Employment. Nothing in this Agreement shall limit the right of First Federal or any of its affiliates to terminate the Participant’s service or employment as a director, officer or employee, or otherwise impose upon First Federal or any of its affiliates any obligation to employ or accept the services or employment of the Participant.

9.
Participant Acceptance. The Participant shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to First Federal.

10.	Recoupment. Any and all payments issued and/or made hereunder shall be subject to the “clawback” and recoupment provisions set forth in the Plan or required by law.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
FIRST FEDERAL

By ________________________________

Its ________________________________

PARTICIPANT
___________________________________
(Signature)

___________________________________
(Print Name)

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